Exhibit 99.2

Restaurant Brands International Inc. Announces Pricing and Upsizing of First Lien Senior Secured Notes Offering

Toronto, Ontario – September 6, 2019 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced their previously announced offering of $500 million aggregate principal amount of 3.875% First Lien Senior Secured Notes due 2028 (the “2019 Senior Notes”) and upsized the offering of the 2019 Senior Notes from an aggregate principal amount of $500 million to $750 million. The 2019 Senior Notes will have a maturity date of January 15, 2028. The close of the 2019 Senior Notes is expected to be completed on or about September 24, 2019.

The 2019 Senior Notes were priced at 100.000% of their face value. The 2019 Senior Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the existing senior secured credit facilities.

The Issuers also entered into Incremental Facility Amendment No. 4 to the existing Credit Agreement (the “2019 Incremental Amendment”), providing for a new term loan facility (the “New Term Loan Facility”) in an aggregate principal amount of $750 million, extending the maturity date of RBI’s existing revolving credit facility to 2024 and increasing the amount of commitments under the revolving credit facility to $1,000 million.

RBI expects to use the proceeds from the offering of the 2019 Senior Notes and borrowings under the New Term Loan Facility, together with cash on hand, to redeem all of the Issuers’ outstanding $1,250 million aggregate principal amount of 4.625% Senior Notes due 2022 (the “Existing 2022 Notes”), to repay certain other outstanding indebtedness, and to pay related fees and expenses. The 2019 Incremental Amendment is expected to close on or about the date the Existing 2022 Notes will be redeemed.

The 2019 Senior Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $32 billion in system-wide sales and over 26,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding their ability to complete the issuance of the 2019 Senior Notes, enter into the New Term Loan Facility, amend the existing revolving credit facility and redeem the Existing 2022 Notes and repay certain other outstanding indebtedness. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.

Investors: investor@rbi.com; Media: media@rbi.com

2